SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)       August 6, 1997
                                                 -------------------------------

                       METROPOLITAN HEALTH NETWORKS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                    333-5884-A                  65-0635748
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)                Identification No.)



               5100 Town Center Circle, Boca Raton, Florida 33486
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 416-9484
                                                   -----------------------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

      On August 6, 1997, Metropolitan Health Networks, Inc. (the "Registrant" or the "Company"), Metcare, III, Inc. ("Metcare"), a wholly-owned subsidiary of the Company (Subsidiary) and General Medical Associates, Inc. ("GMA") entered into a definitive merger agreement (the "Merger Agreement") pursuant to which GMA was merged into Metcare. GMA was owned by Martin Harrison, M.D. ("Harrison"). Pursuant to the Merger Agreement, the Company paid (i) $300,000 in cash; (ii) a $400,000 8% promissory note with interest and principal due monthly in an eleven month period commencing on September 5, 1997; (iii) 523,077 shares of Common Stock of the Company, 156,923 shares of which can be earned by Harrison based upon the annual performance of GMA. If the earnings before interest, taxes, depreciation and amortization ("EBITDA") of GMA for the years ended June 30, 1998 and 1999 equals or exceeds 80% of GMA's EBITDA, for the twelve months ended June 30, 1997 (the "Targeted Amount"), there shall be released from escrow 104,615 and 52,308, respectively additional shares of the Common Stock of the Company upon each occurrence. In the event, however, that the EBITDA is less than the Targeted Amount, Harrison is entitled to receive additional shares of the Company, as determined based upon a sliding scale down to 60%.

      The Company has warranted to Harrison that if the gross proceeds of the sale by Harrison of up to 200,000 shares (over a period of time beginning July 1, 1998 and ending February 13, 1999) of the Company's Common Stock received in the Merger is less than $6.50 per share, the Company shall make up such deficiency in cash during the sale period. In the event the Company's Common Stock trades over $7.50 per share during any fifteen (15) day period in a calendar month, the price protection shall be eliminated in 25,000 share blocks. The Company has also guaranteed Harrison price share protection in the event that the Company's Common Stock trades at an average of less than $6.50 per share for any twenty (20) day period beginning on August 1, 1997 and ending October 1, 1997, Harrison shall receive additional shares of Company Common Stock determined by dividing $3,400,000 (less certain shares sold times $6.50) by the lowest closing bid price over such 20 day period and deducting 523,077 (subject to adjustment). In addition, Harrison has been granted a security interest in GMA's receivables, to secure the Company's obligations under the promissory note and the price protection guarantee.

      GMA is a multi-specialty group with components of neurology and physiatry, in addition to chiropractic physicians, licensed massage therapists and additional ancillary services. GMA uses both staff and subcontracting services to provide the healthcare services and currently has three physicians, two massage therapists, two medical assistants, one x-ray technician and two electro-diagnostic technicians who perform nerve studies. GMA provides full-service medical evaluations including x-rays, EKG, minor surgical procedures as well as physical therapy and clerical and billing support persons. GMA currently sees approximately 300 patients per week in its facilities and has over 3,000 active charts.


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




      The information herein is qualified in its entirety by reference to the Merger Agreement and Promissory Note filed as part of this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

(a) and (b) Financial Statements and Pro Forma Financial Information.
            --------------------------------------------------------

            As of the date of filing of the Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements and Pro Forma Financial Information required by this Item 7. In accordance with the Item 7(a)(4) of Form 8-K, such unaudited financial statements shall be filed by amendment to this Form 8-K no later than 60 days after August 21, 1997.

(c)         Exhibits.

            10.1 Merger Agreement dated August 6, 1997 by and among the Company, Metcare, GMA and Martin Harrison, M.D.

            10.2  Promissory Note dated August 6, 1997.





























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


                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    METROPOLITAN HEALTH NETWORKS, INC.


                                    By: /s/ Donald B. Cohen
                                       -----------------------------------------
                                         Donald B. Cohen
                                         Executive Vice President and
                                         Chief Financial Officer

Dated:  August 21, 1997

































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